CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-214720 on Form S-8 of our report dated June 16, 2022, appearing in this Annual Report on Form 11-K of the Brown & Brown, Inc. Employee Savings Plan for the year ended December 31, 2021.

/s/ Hancock Askew & Co., LLP

Savannah, Georgia

June 16, 2022